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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed on July 13, 2001 (the "Form S-3") of our reports dated February 13, 2001 included and incorporated by reference in NACCO Industries, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Form S-3.


/s/ Arthur Andersen LLP
Cleveland, Ohio,
July 11, 2001.